Exhibit 21.1

Legal Entity Name	Jurisdiction of Incorporation
Australian Card Services Pty. Ltd.	Australia
Chard, Snyder & Associates, LLC	Ohio, United States
EFS Payments LLC	Delaware, United States
Electronic Funds Source Canada Inc.	Canada
Electronic Funds Source LLC	Utah, United States
eNett International (Austria) GmbH	Austria
eNett International (Jersey) Limited	Jersey
eNett International (Singapore) Pte Ltd	Singapore
eNett International (UK) Limited	England
eNett International Pty Ltd	Australia
eNett Payment Solutions (Ireland) Limited	Ireland
eNett Services (Australia) Pty. Ltd.	Australia
First Access Inc.	Delaware, United States
FleetOne Holdings, LLC	Delaware, United States
FleetOne Receivables, LLC	Delaware, United States
FleetOne, L.L.C.	Delaware, United States
FP Solutions Corporation	Canada
Gorham Trade Finance B.V.	Netherlands
Hancock Trade Finance LLC	Delaware, United States
New OTR, LP.	Tennessee, United States
Optal Australia Pty Ltd	Australia
Optal Financial Europe Limited	Ireland
Optal Financial Limited	England
Optal Japan K.K.	Japan
Optal Limited	England
Optal Singapore Pte. Ltd.	Singapore
OTR Blocker LLC	Delaware, United States
OTR Holdings LLC	Delaware, United States
OTR Topco LLC	Delaware, United States
Payzer Holdings, Inc.	Delaware, United States
Payzer, LLC	Delaware, United States
PO Holding LLC	Delaware, United States
PSP – eNett Pty. Ltd.	Australia
Retail Petroleum Services Limited	England
Sawatch Group LLC	Colorado, United States
Sawatch Inc.	Delaware, United States
TCH Canada Inc.	Utah, United States
Transplatinum Service, LLC	Tennessee, United States
Truckers B2B LLC	Delaware, United States
WEX Asia Pte Ltd	Singapore
WEX Australia Holdings Pty Ltd	Australia
WEX Australia Newco 2020 Pty Ltd	Australia
WEX Australia Pty Ltd	Australia

WEX Bank	Utah, United States
WEX Bermuda 5 Ltd.	Bermuda
WEX Brasil de Tecnologia Ltda.	Brazil
WEX Canada Ltd.	Canada
WEX Canada Services Inc.	Canada
WEX Capital LLC	Tennessee, United States
WEX Card Australia Pty Ltd	Australia
WEX Card Holdings Australia Pty. Ltd.	Australia
WEX Conso Pty Ltd	Australia
WEX Delaware Newco 2020 LLC	Delaware, United States
WEX Europe Fleet Services Ltd	Ireland
WEX Europe Limited (UK)	England
WEX Europe Limited (Irish Branch)	Ireland
WEX Europe Services (BE) BV	Belgium
WEX Europe Services (UK) Limited	England
WEX Europe Services AS	Norway
WEX Europe Services BV	Netherlands
WEX Europe Services GmbH	Germany
WEX Europe Services Holdings Ltd	England
WEX Europe Services Limited	England
WEX Europe Services SARL	Luxembourg
WEX Europe Services SAS	France
WEX Europe Services SRL (Italy)	Italy
WEX Europe Svcs Telesales GmBH	Germany
WEX Finance Inc.	Utah, United States
WEX Fintech India Private Limited	India
WEX Fleet US LLC	Delaware, United States
WEX Fuel Cards Australia Limited	Australia
WEX Health, Inc.	Delaware, United States
WEX New Zealand	New Zealand
WEX Payments Inc.	Delaware, United States
WEX Prepaid Cards Australia Pty Ltd	Australia
WEX Payments Mexico S.A. de C.V.	Mexico
Wright Express Fueling Solutions, Inc.	Delaware, United States
Wright Express Holdings 2, LLC	Delaware, United States
Wright Express Holdings 3, LLC	Delaware, United States
Wright Express Holdings 4 LP	England
Wright Express International Holdings, Limited	England
Wright Express International Holdings, LLC	Delaware, United States